Exhibit 32

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Braze, Inc., does hereby certify, to such officer’s knowledge that the Quarterly Report on Form 10-Q of Braze, Inc. for the fiscal quarter ended July 31, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Braze, Inc.

Date: September 12, 2022
	By:	/s/ William Magnuson
	Name:	William Magnuson
	Title:	Chief Executive Officer
(Principal Executive Officer)

Date: September 12, 2022
	By:	/s/ Isabelle Winkles
	Name:	Isabelle Winkles
	Title:	Chief Financial Officer
(Principal Financial Officer)

This certification accompanies the Quarterly Report on Form 10-Q, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Braze, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Quarterly Report on Form 10-Q), irrespective of any general incorporation language contained in such filing.